Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Carbon Conversion Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Shares of common stock $0.001 par value per share	457	(a)[1]	13,014,451	$2.00	$26,028,902.00	$0.0001476	$3,841.87
Fees Previously Paid	N/A	N/A	N/A		N/A	N/A	N/A		N/A
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts						$26,028,902.00		$3,841.87
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.0
	Net Fee Due								$3,841.87

1The shares of Common Stock of Carbon Conversion Group, Inc. (the “Registrant”) are being registered on this Registration Statement for shares previously issued to selling shareholders.